                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


                         Filed by the Registrant /X/

               Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                           ALLEGIANT BANCORP, INC.
              (Name of Registrant as Specified in its Charter)
                                     N/A
    (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No Fee required

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

      1)    Title of each class of securities to which transaction applies:
      2)    Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      4)    Proposed maximum aggregate value of transaction:
      5)    Total Fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of our filing.

1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

                                [Letterhead]









                               March 16, 2001




      Dear Fellow Shareholders:

               Our Annual Meeting of Shareholders will be held at the Sheraton West Port Inn, 191 West Port Plaza, St. Louis, Missouri 63146, at 4:00 p.m., local time, on Thursday, April 19, 2001. The Notice of Annual Meeting of Shareholders, Proxy Statement and proxy that accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

               We cordially invite you to attend the Annual Meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed proxy in the envelope provided so that your shares will be represented. The mailing of an executed proxy will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                                                          Sincerely,


                                                          /s/ Marvin S. Wool

                                                          MARVIN S. WOOL
                                                          Chairman of the Board

                           ALLEGIANT BANCORP, INC.
                              2122 KRATKY ROAD
                          ST. LOUIS, MISSOURI 63114
                                314-692-8200


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD THURSDAY, APRIL 19, 2001

       APPROXIMATE DATE OF MAILING TO SECURITY HOLDERS: MARCH 16, 2001



Dear Shareholder:

         The Annual Meeting of Shareholders of Allegiant Bancorp, Inc., a Missouri corporation, will be held at the Sheraton West Port Inn, 191 West Port Plaza, St. Louis, Missouri 63146, on Thursday, April 19, 2001, at 4:00 p.m. local time, for the following purposes:

1.   To elect four (4) members of the Board of Directors; and

2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Our board of directors has fixed the close of business on March 1, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment or postponement of the meeting.

         The accompanying proxy statement sets forth important information and is deemed incorporated by reference in this notice.


                                      By Order of the Board of Directors,


                                      KEVIN R. FARRELL
                                      Secretary


March 16, 2001


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                           ALLEGIANT BANCORP, INC.
                              2122 KRATKY ROAD
                          ST. LOUIS, MISSOURI 63114
                                314-692-8200

                               PROXY STATEMENT

                  FOR ANNUAL MEETING OF SHAREHOLDERS TO BE
                      HELD ON THURSDAY, APRIL 19, 2001

                              -----------------

                                   GENERAL


         This proxy statement is furnished to the shareholders of Allegiant Bancorp, Inc., a Missouri corporation, in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the Sheraton West Port Inn, 191 West Port Plaza, St. Louis, Missouri 63146, at 4:00 p.m. local time, on Thursday, April 19, 2001, and at any adjournment or postponement of such meeting, for the purposes set forth in the accompanying notice of annual meeting of shareholders.

         Your proxy is being solicited by our board of directors and will be voted in accordance with the instructions contained in the proxy. If no choice is specified, proxies will be voted in favor of the election of the nominees for director proposed by our board of directors in Proposal I. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated proxy with our corporate secretary at our principal offices or by attending the annual meeting and voting the shares in person. Attendance alone at the annual meeting will not of itself revoke a proxy. Proxies that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the annual meeting and any adjournment or postponement of such meeting.

         This proxy statement, the notice of annual meeting and the accompanying proxy were first mailed to our shareholders on or about March 16, 2001. We will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. Our directors, executive officers and employees also may solicit proxies personally or by telephone or other means, but such persons will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and will be reimbursed by us for their reasonable expenses incurred in sending proxy materials to beneficial owners.

         Only shareholders of record at the close of business on March 1, 2001 are entitled to notice of, and to vote at, the annual meeting. On such date, there were 8,933,715 shares of our common stock, $.01 par value, issued and outstanding. Except as described below with respect to cumulative voting in the election of directors, the holder of each outstanding share of common stock is entitled to one vote on each matter to be acted upon at the annual meeting. Shares subject to abstentions will be treated as shares that are present at the annual meeting for purposes of determining the presence of a quorum and as voted for the purposes of determining the base number of shares voted on any proposal. If a broker or other nominee holder indicates on the proxy that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be treated as present at the annual meeting for purposes of determining the presence of a quorum and will not be considered as voted for purposes of determining the approval of the shareholders on a particular proposal.

         Cumulative voting is applicable to the election of our directors. In the election of directors, a shareholder is entitled to cast as many votes as shall equal the number of shares he or she owns of our common stock multiplied by four, the number of directors to be elected at the annual meeting. A shareholder may cast all votes for a single candidate or may distribute them among two or more candidates as the shareholder may decide. Each duly executed proxy in the form enclosed will be voted "FOR" all nominees listed on such proxy, unless otherwise directed in the proxy. If a shareholder gives a proxy in the form enclosed but withholds authority to vote for one or more of the nominees listed on the proxy, the number of votes represented by such shareholder's proxy shall be divided equally, to the extent practicable without creating fractional votes, among the remaining nominees.

                      PROPOSAL I. ELECTION OF DIRECTORS

         Four individuals will be elected at the annual meeting to serve as Class I directors for a term of three years. The four nominees receiving the greatest number of votes at the annual meeting will be elected.

         The persons named as proxies on the accompanying proxy intend to vote all duly executed proxies received by our board of directors for the election of Kevin R. Farrell, Richard C. Fellhauer, Robert E. Wallace, Jr.
and Lee S. Wielansky as Class I directors, except as otherwise directed by the shareholder on the proxy.

         Messrs. Farrell, Fellhauer, Wallace and Wielansky currently serve as directors. If for any reason Mr. Farrell, Mr. Fellhauer, Mr. Wallace or Mr. Wielansky becomes unavailable for election, which is not now anticipated, the persons named in the accompanying proxy will vote for such substitute nominee as is designated by our board of directors.

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF KEVIN R. FARRELL, RICHARD C. FELLHAUER, ROBERT E. WALLACE, JR. AND LEE S. WIELANSKY
AS CLASS I DIRECTORS.

         The name, age, principal occupation or position and other directorships with respect to Messrs. Farrell, Fellhauer, Wallace and Wielansky and the other directors whose terms of office will continue after the annual meeting is set forth below.

     CLASS I - TO BE ELECTED FOR A TERM OF THREE YEARS EXPIRING IN 2004

         KEVIN R. FARRELL, 49, has served as a director since 1989 and as our corporate secretary since 1994. Mr. Farrell has been president of St. Louis Steel Products, a steel fabricating company, since 1990.

         RICHARD C. FELLHAUER, 58, has served as a director since December 2000. Mr. Fellhauer has been a Senior Vice President of Allegiant Bank since November 2000. Prior to such time, Mr. Fellhauer was the president, chief executive officer and chairman of the board of Equality Bancorp, the holding company for Equality Savings Bank, from 1982 to November 2000.

         ROBERT E. WALLACE, JR., 44, has served a director since October 2000. Mr. Wallace has been the senior vice president of administration/general counsel of the St. Louis Rams, a professional football team, since 1995.

         LEE S. WIELANSKY, 49, has served a director since 1990 and became vice chairman of Allegiant Bank in February 1999. Mr. Wielansky has been the president and chief executive officer of JDN Development Company since November 2000 and a member of their board of directors since February

2001. He has been a member of the board of directors of Acadia Realty, a NYSE-listed real estate investment trust, since June 2000. Prior to such time, he was managing director of investments and a member of the board of directors of Regency Realty Corporation, a publicly-held real estate investment trust, for more than three years and was the president and chief executive officer of Midland Development Group, a real estate development company, for more than five years.

                 CLASS II - TO CONTINUE IN OFFICE UNTIL 2002

         ROBERT L. CHAMBERS, 39, has served as a director since December 2000. Mr. Chambers has been president of Huntleigh Securities Corp., a brokerage company, since September 2000. Prior to such time, he was chief executive officer of K.W. Chambers & Co., a regional full-service broker/dealer, for more than five years.

         LELAND B. CURTIS, 57, has served as a director since 1996 and as a director of Allegiant Bank since 2000. Mr. Curtis has been a partner in the law firm of Curtis, Oetting, Heinz, Garrett & Soule, a law firm located in St. Louis, Missouri, for more than the past five years.

         SHAUN R. HAYES, 41, has served as a director and our president since 1989 and became our chief executive officer in January 1999. Additionally, Mr. Hayes has served as president and chief executive officer of Allegiant Bank since May 1992.

         JOHN L. WEISS, 45, has served as a director since March 1999 and as a director of Allegiant Bank since 1996. Mr. Weiss has been president of Brentwood Volvo, an automobile dealership in St. Louis, Missouri, for more than the past 13 years and has been the general manager of the Southpointe Toyota dealership in St. Louis since February 2000.

                CLASS III - TO CONTINUE IN OFFICE UNTIL 2003

         LEON A. FELMAN, 66, has served as a director since 1992 and as a director of Allegiant Bank since 2000. Mr. Felman has been a private investor since 2000. For more than five years before that time, he was associated with Sage Systems, Inc., a franchisee of Arby's restaurants in the St. Louis area, and served as its president and chief executive officer.

         MICHAEL R. HOGAN, 47, has served as a director since October 2000. Mr. Hogan has been chief administrative officer, chief financial officer and vice president of Sigma-Aldrich Corporation, a life science company, since April 1999. Prior to such time, he served three years as corporate vice president and controller for Monsanto Company.

         C. VIRGINIA KIRKPATRICK, 67, has served as a director since 1990 and as a director of Allegiant Bank since 1989. Ms. Kirkpatrick has been president of CVK Personal Management & Training Specialists, a business consulting and human resource management firm since 1982.

         MARVIN S. WOOL, 72, has served as a director since 1990 and as our chairman and the chairman of Allegiant Bank since March 1992. From March 1992 through December 1998, Mr. Wool served as our chief executive officer. For more than the past five years, Mr. Wool has served as the president and chief executive officer of Dash Multi-Corp, the holding company for subsidiary companies located in Georgia, Mississippi, Missouri, New Jersey and California that are in the chemical, cloth coating and carpet industries. Mr. Wool also serves as chairman of R-B Rubber Products, Inc., a publicly-held integrated rubber recycler with headquarters in McMinnville, Oregon.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the amount of our common stock and trust preferred securities of our affiliate beneficially owned, as of March 1, 2001, by each person who is a named executive officer, director or known by us to own beneficially more than 5% of our common stock, and all of our directors and executive officers as a group:

                                   COMMON STOCK(1)          TRUST PREFERRED SECURITIES(2)
                             --------------------------     -----------------------------
                                  NUMBER OF SHARES                 NUMBER OF SHARES
    NAME OF                  BENEFICIALLY       PERCENT        BENEFICIALLY   PERCENT
BENEFICIAL OWNER                OWNED          OF CLASS           OWNED       OF CLASS
-----------------            ------------      --------        ------------   --------

Robert L. Chambers              13,088(3)        (18)                 -           -
Leland B. Curtis                44,443(4)        (18)                 -           -
Kevin R. Farrell               322,588(5)        3.6                700         (18)
Richard C. Fellhauer           166,231(6)        1.9                  -           -
Leon A. Felman                 774,882(7)        8.7             31,000          1.8
Shaun R. Hayes                 464,282(8)        5.2                  -           -
Michael R. Hogan                12,500(9)        (18)                 -           -
C. Virginia Kirkpatrick        157,094(10)       1.8              1,000         (18)
Robert E. Wallace, Jr.           4,500(11)       (18)                 -           -
John L. Weiss                   20,279(12)       (18)                 -           -
Lee S. Wielansky                99,792(13)       1.1             10,000         (18)
Marvin S. Wool                 780,474(14)       8.7                  -           -
Thomas A. Daiber                 2,552(15)       (18)                 -           -
Paul F. Glarner                 15,200(16)       (18)                 -           -
Jeffrey S. Schatz                  269(17)       (18)                 -           -

All directors and executive
 officers as a group
 (15 persons)                2,878,174(19)      31.1%            42,700          2.5%

----------------------


(1) Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his or her name and is deemed to own shares issuable upon exercise of stock options which were exercisable at March 1, 2001 or which were to become exercisable within 60 days thereafter. The percentage calculations for beneficial ownership are based upon 8,933,715 shares of our common stock that were issued and outstanding as of March 1, 2001, plus, with respect to each individual and for all directors and executive officers as a group, the number of shares subject to options that may be acquired upon exercise within 60 days after March 1, 2001.

(2) The percentage calculations for beneficial ownership are based upon 1,725,000 shares of trust preferred securities that were issued and outstanding as of March 1, 2001. The trust preferred securities are non-voting securities of Allegiant Capital Trust I. We own all of the common securities of Allegiant Capital Trust I.

(3)    Total includes 1,665 shares subject to stock options.

(4) Total includes: 7,966 shares held jointly with Mr. Curtis's spouse; and 23,430 shares subject to stock options.

                                    -4-


(5)    Total includes: 188,810 shares held of record by Pentastar Family Holdings,
       Inc.; 56,058 shares held by Mr. Farrell as custodian for his four children; 3,938 shares held by Fidelity Investments as Trustee for the IRA of Mr. Farrell's spouse;
       and 14,850 shares subject to stock options.

(6) Total includes: 18,128 shares held jointly with Mr. Fellhauer's spouse; 1,776 shares held by Mr. Fellhauer as custodian for his two children; 3,661 shares held in the IRA account of Mr. Fellhauer's spouse; 66,185 shares held subject to our section 401(k) plan; 23,035 shares held in Mr. Fellhauer's IRA plan; 13,937 shares held in an ESOP for Mr. Fellhauer; and 22,734 shares subject to stock options.

(7)    Total includes: 62,400 shares held in the Leon A. Felman Family
       Trust of which Mr. Felman is the voting trustee; 679,463 shares held in the
       Felman Family Partnership, LP of which Mr. Felman is the voting partner; and
       14,850 shares subject to stock options. Mr. Felman's address is 2122 Kratky
       Road, St. Louis, MO 63114.

(8)    Total includes: 4,956 shares held for the benefit of Mr. Hayes's children as to which he has voting rights; 3,505 shares held subject to our section 401(k) plan; and 72,244 shares subject to stock options. Mr. Hayes's address is 2122 Kratky Road, St. Louis, Missouri 63114.

(9)    Total includes 2,500 shares subject to stock options.

(10) Total includes: 16,033 shares held jointly with Ms. Kirkpatrick's spouse; 3,015 shares held of record by Ms. Kirkpatrick's spouse; 27,927 shares held in the IRA of Ms. Kirkpatrick's spouse; 8,197 shares held jointly with Ms. Kirkpatrick's children; and 44,880 shares subject to stock options.

(11) Total includes: 2,000 shares held jointly with Mr. Wallace's spouse; and 2,500 shares subject to stock options.

(12)   Total includes: 1,118 shares held of record by Mr. Weiss's spouse;
       146 shares held jointly with Mr. Weiss's spouse; and 9,750 shares subject to stock options.

(13)   Total includes 56,250 shares subject to stock options.

(14)   Total includes: 75,005 shares held by the Dash Industries Pension
       Plan; 63,636 shares held in trusts for the benefit of Mr. Wool's children; and 62,244 shares subject to stock options. Mr. Wool's address is 2500 Adie Road, Maryland Heights, Missouri 63043.

(15) Total includes: 552 shares held subject to our section 401(k) plan; and 1,640 shares subject to stock options.

(16) Total includes: 3,006 shares held subject to our section 401(k) plan; and 10,500 shares subject to stock options.

(17)   Total includes 269 shares held subject to our section 401(k) plan.

(18)   Less than one percent.

(19)   Total includes 330,037 shares subject to stock options.

                      BOARD OF DIRECTORS AND COMMITTEES

         During 2000, our board of directors met six times, including regularly scheduled and special meetings. During the year all of the directors attended at least 75% of all meetings held by the board of directors and all committees upon which they served.

         Our board of directors has a standing executive committee, audit committee and directors' and executives' compensation committee.

         EXECUTIVE COMMITTEE. Marvin S. Wool (Chairperson), Shaun R. Hayes, C. Virginia Kirkpatrick, Kevin R. Farrell and Lee S. Wielansky are members of our executive committee. The executive committee may exercise all powers of our board of directors that may be lawfully delegated when the board of directors is not in session. The executive committee met thirteen times during 2000.

         AUDIT COMMITTEE. C. Virginia Kirkpatrick (Chairperson), John L. Weiss and Leon A. Felman are members of our audit committee. Retiring director
Jack K. Krause also was a member of such committee during 2000. The audit committee reviews the scope of engagement of our independent public accountants and their reports. The audit committee also meets with the financial staff of our company to review accounting procedures and reports. The audit committee met six times during 2000.

         DIRECTORS' AND EXECUTIVES' COMPENSATION COMMITTEE. The members of the directors' and executives' compensation committee are Leland B. Curtis (Chairperson), Kevin R. Farrell and John L. Weiss. The directors' and executives' compensation committee reviews and recommends the salaries and other compensation of all our directors and executive officers. The directors' and executives' compensation committee met six times during 2000.

                          COMPENSATION OF DIRECTORS

         There are six regular meetings scheduled for the board during 2001. Directors are paid a $20,000 annual retainer plus $1,500 per board meeting attended. Directors who also are employed by us are not eligible to receive directors fees. Directors serving on our audit committee are paid $500 per year, directors serving on our executive committee receive $1,000 per year, directors serving on our directors' and executives' compensation committee receive $250 per year, directors serving on the Allegiant Bank loan committee receive $2,500 per year and directors serving on the Allegiant Bank trust committee receive $500 per year. Pursuant to our 1996 Directors' Stock Option Plan, directors who have served on our board of directors for at least two years receive options to purchase 5,000 shares of our common stock on the day after the annual meeting each year a director remains on our board of directors. Directors who also are either our chairman and/or president receive options to purchase a minimum of 9,899 shares per year. Options granted under the Directors' Stock Option Plan have a term of five years.

         In 2000, each of our directors participated in our fee conversion plan for directors and committee members. Such plan provides for the conversion of directors' fees into shares of our common stock. Under the plan, the fees each director earns during a quarter are credited to an account established for such director. At the end of each calendar quarter, we determine the number of shares such director is entitled to receive, based on the amount of fees credited to the account and the closing price of our common stock as of such date. The shares of our common stock are then purchased for directors by contributing their fees to our dividend reinvestment and stock purchase plan.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain of our officers and directors and their affiliates are customers of Allegiant Bank. All such customer transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable or unusual features.

           REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The audit committee operates under a written charter which was approved and adopted by our board of directors on May 11, 2000. A copy of the audit committee charter is attached to this proxy statement as Appendix A. Our independent accountants, Ernst & Young LLP, are responsible
----------
for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

         In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in our annual report to shareholders with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee meets with the independent accountants, with and without management present, to discuss the scope and plans for the audit, results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The audit committee reviewed with the independent accountants the acceptability of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including Statement of Auditing Standard 61. In addition, the audit committee has discussed with the independent auditors the auditors' independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board.

         In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

         Each of the current members of the committee is an "independent" director within the meaning of the listing standards of the National Association of Securities Dealers, Inc.

March 16, 2001                        Submitted by the Audit Committee
                                      of the Board of Directors

                                      C. Virginia Kirkpatrick (Chairperson)
                                      Leon A. Felman
                                      Jack K. Krause(1)
                                      John L. Weiss

[FN]
----------------------

(1) Retiring as a director and member of the audit committee as of 2001 annual meeting.

         REPORT OF DIRECTORS' AND EXECUTIVES' COMPENSATION COMMITTEE
                          OF THE BOARD OF DIRECTORS

         The directors' and executives' compensation committee approves and recommends to our board of directors the compensation program for our directors, chief executive officer and other executive officers. The committee is composed entirely of independent directors.

         The committee's philosophy is to establish compensation programs that will attract and retain highly qualified executives and provide an incentive to such executives to focus their efforts on our long-term strategic goals by aligning their financial interests closely with long-term shareholder interests.

         Annual compensation of our executive officers consists of base salaries and, when appropriate, bonus compensation. Base salaries generally represent a large portion of the executive officers' total cash compensation and are considered to be average relative to comparably sized bank holding companies. The committee believes that basing a portion of an executive officer's compensation on both our performance and that of the individual motivates the executive to perform at the highest possible level. Bonuses make up a smaller portion of the executive officers' total cash compensation. Bonuses are determined based upon our performance and that of the individual executive during the fiscal year. In evaluating performance, financial, non-financial and long-term strategic objectives are considered.

         As a central component of our executive officers' compensation program, the committee annually considers awarding executive officers options to acquire shares of our common stock. The committee believes that stock options provide a highly efficient form of compensation from both a cost and an accounting perspective, and that such awards provide an incentive to achieve our longer-term strategic goals by aligning the long-term financial interests of the executive officers with those of our shareholders. The committee also believes that significant levels of stock ownership and ownership potential will assist in retaining the services of the executive officers.

         In determining total compensation for officers for 2000, the committee compared our financial performance against the objectives set by management and the board of directors at the beginning of the year. Based on this information, the committee determined a compensation range it believed fairly reflected our overall and relative financial performance and was reasonably competitive with other comparable companies in the commercial banking industry. The committee then reviewed the specific non-financial objectives established for each executive officer by our board of directors at the beginning of the year and evaluated each executive officer's performance with respect to such objectives.

         The committee recommended and the board approved the 2000 compensation of Mr. Hayes, the president and chief executive officer of Allegiant Bancorp, Inc. and Allegiant Bank, pursuant to the policies described above for executive officers. The committee considered the following factors in determining the base salary for 2000 for Mr. Hayes: our company's success in attaining our financial goal for 1999 of increasing our diluted earnings per share by 20% over 1998, and comparative data for executive officers in similar positions with comparable bank holding companies. Based on these factors, the committee established Mr. Hayes's base salary effective January 1, 2000 at $370,000, which represents an increase from his 1999 base salary of $325,000.

         For 2000, Mr. Hayes was eligible to earn a cash bonus ranging up to 20% of his base salary determined by specific financial and individual objectives. The financial objective for Mr. Hayes was attaining a 20% increase in diluted earnings per share in 2000 over 1999. The committee also considered specific operational and strategic objectives and assessed his ability to demonstrate the leadership and vision to achieve the long-term growth and profitability for the company. The committee assigned a weight of 90% of the annual bonus based upon the attainment of profitability goals.
Based upon the
results, Mr. Hayes earned a bonus of $75,000 in 2000 which represented 20% of his base salary for 2000. In addition, Mr. Hayes was paid an additional
$45,000 cash bonus in 2000 based upon our company achieving a 20% growth in earnings per share from 1998 to 1999 and from 1999 to 2000. Such bonus was part of a bonus pool that our board of directors authorized to be paid to certain officers of our company in the event such earnings growth was achieved.

         On January 20, 2000, Mr. Hayes was granted an option to purchase 9,889 shares of our common stock. The grant was made in accordance with annual option grants outlined in our directors' stock option plan.

         Through the program described above, a significant portion of executive compensation is linked directly to individual and corporate performance, earnings per share and stock price appreciation. The committee intends to continue the policy of linking executive compensation to individual and corporate performance and returns to shareholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

March 16, 2001                        Submitted by the Directors' and
                                      Executives' Compensation Committee

                                      Leland B. Curtis (Chairperson)
                                      Kevin R. Farrell
                                      John L. Weiss

                     COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the compensation of our chief executive officer and president and executive officers whose salary and bonus exceeded $100,000 during 2000, as well as the total compensation paid to each individual during the last three fiscal years.


                                                  SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                          ---------------------------------   ---------------------------------
                                                                              RESTRICTED   SECURITIES
                                                               OTHER ANNUAL     STOCK      UNDERLYING
                                   PAYOUT  SALARY     BONUS    COMPENSATION     AWARDS    OPTIONS/SARS    LTIP      ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR    ($)        ($)          ($)          ($)          (#)         ($)          ($)
---------------------------         ----  -------   ---------  ------------   ----------  ------------   ------     ---------
Shaun R. Hayes                      2000 $ 361,748  $ 120,000       (1)           --         9,899     $    --      $ 10,496(2)
   President and Chief Executive    1999   325,642     45,000       (1)           --         9,899          --         5,721
   Officer of each of Allegiant     1998   290,410     30,000       (1)           --         8,249      365,110(3)     5,868
   Bancorp, Inc. and Allegiant Bank

Thomas A. Daiber                    2000   108,493     37,000       (1)           --         5,000          --         8,882(4)
   Senior Vice President and Chief  1999    83,940     20,000       (1)           --         2,500          --         2,481
   Financial Officer of Allegiant   1998    73,038      1,500       (1)           --           600          --         1,229
   Bancorp, Inc. and Executive Vice
   President and Chief Financial
   Officer of Allegiant Bank

Paul F. Glarner                     2000   196,159     59,000       (1)           --         7,500          --        10,974(5)
   Executive Vice President and     1999   160,267     33,000       (1)           --         9,000          --         5,097
   Chief Lending Officer of         1998   133,077     28,000       (1)           --         7,500          --         3,648
   Allegiant Bank

Jeffrey S. Schatz (started 1/19/00) 2000   145,030     40,000       (1)           --         7,500          --         9,019(6)
   Executive Vice President and
   Chief Operations Officer of
   Allegiant Bank

-----------------------------

(1)   The aggregate amounts of other annual compensation do not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for that fiscal year.

(2)   Consists of matching contributions to our qualified and unqualified plans of $10,250 and a taxable fringe benefit for the personal use of a company-owned vehicle of $246.

(3)   Pursuant to our Phantom Stock Plan, Mr. Hayes was paid a cash award based upon the increase in the book value of our common stock from December 31, 1994 to December 31, 1998. The plan terminated as to periods beginning after December 31, 1998.

(4)   Consists of matching contributions to our qualified and unqualified plans of $8,252 and a taxable fringe benefit for the personal use of a company-owned vehicle of $630.

(5)   Consists of matching contributions to our qualified and unqualified plans of $10,250 and a taxable fringe benefit for the personal use of a company-owned vehicle of $725.

(6)   Consists of matching contributions to our qualified and unqualified plans of $6,215 and a taxable fringe benefit for the personal use of a company-owned vehicle of $2,804 in 2000.

EXECUTIVE RETENTION AGREEMENTS

         We have entered into an Executive Retention Agreement with our chief executive officer and president, Mr. Hayes, providing for certain benefits, in the event of a "change in control" (as defined in the Executive Retention Agreement) of our company, for termination of his employment by us, or the successor corporation to us, without "cause" (as defined in the Executive Retention Agreement) or if Mr. Hayes terminates his employment with "good reason" (as defined in the Executive Retention Agreement) within three years after a change in control. Benefits include that we or the successor corporation will be required to pay severance benefits consisting of a lump-sum cash amount equal to 2.99 times Mr. Hayes's annual base salary. The cash payment to Mr. Hayes is subject to reduction to the extent that such payment would require him to pay a Federal excise tax under the Internal Revenue Code of 1986, as amended. In addition, all options held by Mr. Hayes will become fully exercisable as of his date of termination and remain fully exercisable, except for incentive stock options, for six months following the date of termination. The agreement continues until the earlier of January 1, 2005 or the date Mr. Hayes's employment terminates.

         We have entered into Executive Retention Agreements with three of our executive officers, Messrs. Daiber, Glarner and Schatz, providing for certain benefits, in the event of a "change in control" (as defined in the Executive Retention Agreement) of our company, for termination of their employment by us, or the successor corporation to us, without "cause" (as defined in the Executive Retention Agreement) or if they terminate their employment with "good reason" (as defined in the Executive Retention Agreement) within three years after a change in control. Benefits include that we or the successor corporation will be required to pay severance benefits consisting of a lump-sum cash amount equal to the officer's average annual compensation payable during the preceding two years.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning stock option grants made in 2000 to the named executives. No SARs were granted in 2000.

                                                INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE
                      ----------------------------------------------------------------------           VALUE AT
                         NUMBER OF                                                                  ASSUMED ANNUAL
                        SECURITIES     PERCENT OF TOTAL                                          RATES OF STOCK PRICE
                        UNDERLYING      OPTIONS/SARS                                               APPRECIATION FOR
                       OPTIONS/SARS      GRANTED TO          EXERCISE OR                            OPTION TERM(3)
                         GRANTED        EMPLOYEES IN          BASE PRICE       EXPIRATION      -----------------------
      NAME                 (#)           FISCAL YEAR          ($/SH)(1)         DATE (2)         5%($)        10%($)
      ----            --------------  -----------------     --------------  ----------------   ---------    ----------

Shaun R. Hayes           9,899(4)           10.19%             $ 12.50      January 20, 2005   $ 19,973      $ 57,608

Thomas A. Daiber         5,000(5)            5.15                12.50      January 20, 2005     10,089        29,098

Paul F. Glarner          7,500(5)            7.72                12.50      January 20, 2005     15,133        43,649

Jeffrey S. Schatz        7,500(5)            7.72                12.50      January 20, 2005     15,133        43,649

----------------------

(1) The exercise price may be paid in cash or, at the discretion of the committee, by shares of common stock already owned, valued at fair market value on the date of exercise, or a combination of cash and our common stock.

(2) The options terminate on the earlier of five years after the date of grant; 12 months from termination for disability; three months from termination of employment for reasons other than retirement, disability or death; or immediately on termination for cause.

(3) The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect our views as to the likely trend in our common stock price. The effect of 5% and 10% rates of appreciation on our common stock held for five years is demonstrated by the following: a share of our common stock purchased on January 21, 2000 at a price per share of $12.50 and held until January 21, 2005 would have a value of $15.95 at a 5% rate of appreciation, and a value of $20.13 at a 10% rate of appreciation. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on, among other things, the future performance of our common stock and overall market conditions. There can be no assurance that the amounts reflected herein will be

                                    -11-


       achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.

(4) The entire option grant became immediately exercisable on the date of grant. These options were granted to Mr. Hayes pursuant to our directors' stock option plan.

(5) Twenty percent of the options granted become exercisable on each anniversary during the five-year period following their issuance.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
VALUES

         The following table presents certain information concerning stock option exercises in the year ended December 31, 2000, and options remaining unexercised at December 31, 2000 by the named executives.

                                                 NUMBER OF SECURITIES
                      SHARES                    UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                     ACQUIRED                      OPTIONS/SARS AT             IN-THE-MONEY OPTIONS/SARS
                        ON       VALUE            FISCAL YEAR-END(#)            AT FISCAL YEAR-END(1)($)
                     EXERCISE   REALIZED     ----------------------------     ----------------------------
      NAME             (#)        ($)        EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
      ----          ---------- ----------    -----------    -------------     -----------    -------------

Shaun R. Hayes          --         --           62,244              --          $ 11,674           --

Thomas A. Daiber        --         --            1,640           7,960                --           --

Paul F. Glarner         --         --           10,500          22,200                --           --

Jeffrey S. Schatz       --         --               --           7,500                --           --

---------------------
(1) Based on our common stock closing price of $8.938 on December 29, 2000.

            COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                   ALLEGIANT BANCORP, INC., NASDAQ AND SNL
                     $500M - $1B BANK ASSET-SIZE INDICES

         The following graph compares an annual cumulative shareholder return over the period from December 31, 1995 through December 31, 2000 (including reinvestment of dividends) on an indexed basis with the Nasdaq index and the SNL $500M-$1B Bank Asset Size index. The SNL $500M-$1B Bank Asset Size Index is comprised of 80 publicly traded banks in the United States.


                                 TOTAL RETURN PERFORMANCE



                                         [GRAPH]




INDEX                      12/31/95   12/31/96    12/31/97    12/31/98    12/31/99   12/31/00
=============================================================================================
Allegiant Bancorp, Inc.   $ 100.00   $ 113.22    $ 157.17    $ 133.21    $ 144.06   $ 131.90
Nasdaq - Total US*          100.00     123.04      150.69      212.51      394.92     237.62
SNL $500M-$1B Bank Index    100.00     125.01      203.22      199.81      184.96     177.04

Source: SNL Securities LC

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and person who own more than ten percent of our outstanding stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. To our knowledge, based solely on our review of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten percent shareholder were compiled with during the year ended December 31, 2000, except for the following: Mr. Farrell filed two late Form 4s reporting six transactions; Mr. Felman filed four late Form 4s reporting six transactions; Ms. Kirkpatrick filed one late Form 4 reporting one transaction; Mr. Weiss filed one late Form 4 reporting one transaction; Mr. Wielansky filed one late Form 4 reporting one transaction; and Mr. Wool filed one late Form 4 reporting one transaction. Substantially all the late reports related to purchases of shares. None of such reports related to transactions creating liability for "short swing" profits under Section 16(b) of the Securities Exchange Act of 1934, as amended. We have continued to enhance our policies to ensure timely beneficial ownership reporting in the future.

                       INDEPENDENT PUBLIC ACCOUNTANTS

         Ernst & Young LLP served as our independent public accountants for 2000 and has been selected by our board of directors to continue in such capacity during 2001. A representative of Ernst & Young LLP is expected to be present at our annual meeting to respond to appropriate questions from shareholders and such representative will have the opportunity to make a statement if he or she so desires.

                          PROPOSALS OF SHAREHOLDERS

         Under applicable regulations of the Securities and Exchange Commission, all proposals of shareholders to be considered for inclusion in the proxy statement for the 2002 Annual Meeting of Shareholders must be received at our office, c/o corporate secretary, 2122 Kratky Road, St. Louis, Missouri 63114 by not later than November 16, 2001. Our by-laws provide that shareholder proposals, including nominations of directors, that do not appear in the proxy statement may be considered at a meeting of shareholders only if written notice of the proposal is received by our corporate secretary not less than 60 days and not more than 90 days prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be delivered not earlier than the 10th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Under our by-laws, the date by which written notice of a proposal must be received by us to be considered at the 2002 annual meeting of shareholders is February 17, 2002.

         Any written notice of a shareholder proposal must include the following information: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, and
(2) the class and number of shares of our common stock which are owned beneficially and of record by such shareholder and such beneficial owner.

                            DISCRETIONARY VOTING

         At the 2002 annual meeting, the individuals named in the proxy relating to such meeting will exercise discretionary authority to vote on any matter brought before the meeting with respect to which we were not provided notice before January 30, 2002. In addition, we will include in the proxy statement advice on the nature of the matter and how the individuals named in the proxy relating to such meeting intend to exercise their discretion to vote on each matter. Notwithstanding the above, the individuals named in the proxy relating to such meeting shall not exercise discretionary authority over a matter if: (1) we receive notice of such matter by January 30, 2002; (2) by January 30, 2002, the proponent of such matter provides us with a written statement that the proponent intends to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under Missouri law to carry the proposal; (3) the proponent includes the same statement in our proxy materials filed under Rule 14a-6 of the Securities Exchange Act of 1934, as amended; and (4) immediately after soliciting the percentage of shareholders required to carry the proposal, the proponent provides us with a statement from any solicitor or other person with knowledge that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under Missouri law to carry the proposal.

                                ANNUAL REPORT

         Our annual report for the year ended December 31, 2000 has been mailed simultaneously to our shareholders.

         A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS) MAY BE OBTAINED BY ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO MS. MARY BETH FLEMING, INVESTOR RELATIONS, ALLEGIANT BANCORP, INC., 2122 KRATKY ROAD, ST. LOUIS, MISSOURI 63114, 314-692-8200.

                                OTHER MATTERS

         As of the date of this proxy statement, our board of directors does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the annual meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the annual meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby in accordance with their judgment as to our best interest on such matters.

                                      By Order of the Board of Directors,


                                      MARVIN S. WOOL
                                      Chairman


March 16, 2001

                                                                 APPENDIX A

                           ALLEGIANT BANCORP, INC.
                           AUDIT COMMITTEE CHARTER

The audit committee is a committee of the Board of Directors of Allegiant Bancorp, Inc. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders, potential shareholders, the investment community, and others, the system of internal controls which management and the Board of Directors have established and the audit process.

The membership of the audit committee shall consist of at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. Audit committee members shall serve at the pleasure of the Board of Directors. Audit committee members and the committee chairman shall be designated by the Board of Directors upon the recommendation of the chairman of the Board of Directors.

In meeting its responsibilities, the audit committee is expected to:

1. Promote open communication between the Internal Audit Department, the external auditors and the Board of Directors.

2. Review and recommend changes in the audit committee charter annually and obtain approval of the Board of Directors.

3. Have a clear understanding with management and the external auditors that the external auditors are ultimately accountable to the Board of Directors and the audit committee, as representatives of shareholders. The committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditors.

4. Recommend to the Board of Directors the external auditors to be nominated as well as their compensation.

5. Review, concur and recommend to the Board of Directors the appointment, replacement, reassignment or dismissal of the Director of Internal Auditing.

6. Consider, in conjunction with the internal auditor, the external auditor, and the Chief Financial Officer, the scope and plan of the audits.

7. Review with the Director of Internal Auditing and the external auditor the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

8. Consider and review with the internal auditor any significant findings and recommendations of the internal and external auditors along with management's response thereto and make appropriate recommendations to the Board of Directors.

9. Review with the Chairman, the President, management and the external auditor at the completion of the annual examination:

       a. The Company's financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K);

           including their judgement about the quality, not just the acceptability, of accounting principles; the reasonableness of significant judgements; and the clarity of the disclosures in the financial statements.
       b.  The audit of the financial statements along with the audit report.
       c.  Any significant changes required in the audit plan.
       d. Any serious difficulties or disputes with management encountered during the audit.
       e. Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

10. Consider and review with the Chairman, the President, management and the Director of Internal Auditing:

       a. Significant findings from internal audits and management's responses thereto.
       b. Any difficulties encountered in the course of internal audits, including any restrictions on the scope of work or access to required information.
       c.  Any changes in the scope of the audit plan.
       d.  The Internal Audit Department budget and staffing.
       e.  The Internal Audit Department charter.

11. Review with management, external auditors and the Director of Internal Auditing the interim financial reports prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for purposes of this review.

12. Receive from the outside auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with the Independence Standards Board Standard 1.

13. Actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the outside auditor.

14.    Confirm and assure the independence of the internal auditor.

15. Review with the Director of Internal Auditing the results of any review of compliance with or exceptions to the Company's ethical standards and conflict of interest policy.

16. Meet with the Director of Internal Auditing and external auditors in executive sessions to discuss any matters that the committee believes should be discussed privately with the audit committee.

17. Report all audit committee recommendations to the Board of Directors in a timely manner.

18. The audit committee shall recommend to the Board of Directors investigations into any matters within the committee's scope of responsibilities. The committee, as authorized by the board, shall be empowered to retain independent counsel, accountants or others to assist in the conduct of any investigation.

19. The committee shall meet at least four times per year or more frequently as circumstances require.

20. The committee will perform such other functions as assigned by law, the Company's charter or bylaws or the Board of Directors.

                           ALLEGIANT BANCORP, INC.
                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                               APRIL 19, 2001

The undersigned hereby appoints Shaun R. Hayes and Leland B. Curtis, and each of them, with or without the other, proxies with full power of substitution to vote as designated below, all shares of common stock, $0.01 par value, of Allegiant Bancorp, Inc. that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Shareholders of Allegiant Bancorp, Inc. to be held at the Sheraton West Port Hotel, Lakeside Chalet, 191 West Port Plaza, St. Louis, MO 63146 at 4:00 p.m., local time, April 19, 2001, and all adjournments or postponements thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1.   ELECTION OF CLASS I DIRECTORS
     / /FOR all nominees listed below             / /WITHHOLD AUTHORITY
        (except as marked to the contrary below)     (to vote for all nominees listed below)

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below. Failure to follow this procedure to withhold authority to vote for any individual nominee will result in the granting of authority to vote for the election of such nominee.)

     CLASS I (three-year term expiring in 2004)

          NOMINEES: Kevin R. Farrell, Richard C. Fellhauer, Robert E. Wallace,
                    Jr. and Lee S. Wielansky

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTOR RECOMMENDS VOTING "FOR" THE ELECTION OF KEVIN R. FARRELL, RICHARD C. FELLHAUER, ROBERT E. WALLACE, JR. AND LEE S. WIELANSKY AS DIRECTORS AS SET FORTH IN ITEM NO. 1


SIGNATURE(S):                                           DATE:
             ------------------------------------------        ----------------

SIGNATURE(S):                                           DATE:
             ------------------------------------------        ----------------

Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                        USING THE ENCLOSED ENVELOPE

                            APPENDIX

         Page 13 of the printed proxy contains a Total Return Performance graph. The information contained in the graph is restated in the table immediately following.